UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 6, 2007
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     See Item 2.03.
Item 2.01 Completion of Acquisition or Disposition of Assets.
     See Item 2.03.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On February 6, 2007, Encysive Pharmaceuticals Inc. (the “Company”), pursuant to the terms of a purchase and sale agreement, sold, assigned and contributed to Argatroban Royalty Sub LLC, a Delaware limited liability company and newly formed, wholly-owned subsidiary of the Company (“Royalty Sub”), the rights of the Company to collect the Royalty Payments (defined below) payable to the Company under the Principal Documents (defined below), in exchange for approximately $56.6 million in cash, of which $10.0 million was deposited into a “Holdback Account” pending receipt of the U.K. Tax Confirmation (defined below), and a capital contribution by the Company to Royalty Sub in an amount equal to the excess of the agreed fair market value of the Royalty Payments over the amount of the cash portion of the purchase price. Also on February 6, 2007, Royalty Sub issued an aggregate principal amount of $60.0 million of its Argatroban PhaRMASM Secured 12% Notes due 2014 (the “Notes”) to certain institutional investors in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
     The Royalty Payments arise under the (i) Product Development, License and Copromotion Agreement dated as of August 5, 1997, as amended (the “GSK License Agreement”), between GlaxoSmithKline plc, a public limited company organized in England (“GSK”), and the Company, (ii) Mitsubishi-TBC-SB Agreement dated as of August 5, 1997 (the “Three-Party Agreement”), among the Company, Mitsubishi Pharma Corporation, a Japanese corporation, and GSK and (iii) other related agreements (collectively with the GSK License Agreement and the Three-Party Agreement, the “Principal Documents”), and include the right to receive royalties and certain other payments (the “Royalty Payments”) from sales in the United States (including Puerto Rico and its other territories and possessions) and Canada (collectively, the “Territory”) of Argatroban. Argatroban is a synthetic direct thrombin inhibitor indicated as an anticoagulant for prophylaxis or treatment of thrombosis in patients with heparin-induced thrombocytopenia (“HIT”) and for use in HIT patients undergoing percutaneous coronary intervention, and is marketed and sold in the Territory by GSK. The purchase and sale agreement includes typical provisions regarding representations and warranties, affirmative and negative covenants consistent with the Company’s obligations under the Principal Documents, indemnification and other matters typically addressed in similar agreements.
     The Notes are subject to an Indenture, dated as of February 6, 2007 (the “Indenture”), between Royalty Sub and U.S. Bank National Association, as Trustee (the “Trustee”). The Indenture provides for $60 million in aggregate principal amount of the Notes. Except as described below, the Royalty Payments are the sole source of payment for the Notes, and the Company is not an obligor or guarantor of the Notes. Principal on the Notes must be paid in full by the final legal maturity date of September 30, 2014, unless redeemed earlier. The interest rate applicable to the Notes is 12% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) and is payable quarterly in arrears on March 30, June 30, September 30 and December 30 each year, beginning on March 30, 2007 (each, a “Payment Date”). The calculation date for each such Payment Date will be the fifth business day immediately preceding such Payment Date (the “Calculation Date”). Non-payment of principal will not be an event of default prior to September 30, 2014.

     Various accounts have been or may be established under the Indenture (the “Accounts”), including: (i) the account into which the Royalty Payments and any other amounts received by Royalty Sub will be deposited, which will be the “Collection Account”; (ii) the account into which capital contributions will be made by the Company, if any, to Royalty Sub, which will be the “Capital Account”; (iii) the account into which the Trustee will deposit principal, premium, if any, and interest allocable to Notes in which any entity that has a beneficial interest therein has not delivered (x) a confidentiality agreement or a resale confidentiality agreement and (y) an expanded Form W-9 regarding U.S. residency to the registrar for the Notes, which will be the “Escrow Account”; and (iv) the Holdback Account. The Company may, but is not obligated to, make capital contributions to the Capital Account that may be used to make interest payments on the Notes on up to six Payment Dates in total and not more than three consecutive Payment Dates.
     Funds in the Holdback Account will be used to pay interest on and principal of the Notes (without any premium or penalty) if (x) by March 23, 2008, Royalty Sub has not obtained a confirmation from Her Majesty’s Revenue & Customs of the United Kingdom (“HMRC”) that, under the income tax treaty presently in force between the United Kingdom and the United States, either (i) no United Kingdom income tax is required to be withheld at source on the royalties in respect of sales of Argatroban in the Territory or (ii) if United Kingdom income tax is required to be withheld at source on such royalties, the Company or Royalty Sub is entitled to repayment from HMRC of such tax (the “U.K. Tax Confirmation”), or (y) prior to March 23, 2008, the Company furnishes an officer’s certificate to the Trustee evidencing that the HMRC has declined to furnish the U.K. Tax Confirmation. If United Kingdom income tax is withheld on the royalties paid, neither the Company nor Royalty Sub expects to recognize any reduction in U.S. income tax as a result of such United Kingdom income tax. If the HMRC declines to furnish the U.K. Tax Confirmation, Royalty Sub expects that GSK will withhold United Kingdom income tax on all Royalty Payments to Royalty Sub, including recovery or offset for taxes that should have been withheld from prior payments to Royalty Sub.
     The Royalty Payments, together with any funds made available from the Capital Account or the Holdback Account in limited circumstances, will be the sole source of payment of principal of, and interest on, the Notes. As soon as reasonably practicable after each Calculation Date, but in no event later than the second business day prior to the immediately succeeding Payment Date, U.S. Bank National Association, as the “Calculation Agent,” will determine the sum (the “Available Collections Amount”) of (i) the amount on deposit in the Collection Account and (ii) the amount of any investment income on amounts in the Accounts.
     On each Payment Date, the Available Collections Amount will be applied by the Trustee in the following order of priority:
•	first, to the payment of all Expenses (defined below) due and payable on such Payment Date;

•	second, to the payment of the fee of the Company, as “Servicer,” in an amount equal to $5,000 per quarter (the “Quarterly Servicing Fee”) and any unpaid Quarterly Servicing Fees in respect of prior Payment Dates;

•	third, to the Trustee for distribution to the Note holders, all interest due and payable on the Notes, including any accrued and unpaid interest due on prior Payment Dates, and any additional accrued and unpaid interest on such unpaid interest, compounded quarterly, taking into account any amounts paid from the Capital Account on such Payment Date;

•	fourth, to the Trustee for distribution to the Note holders, principal payments on the Notes (without premium or penalty), allocated pro rata in proportion to the outstanding principal balance of such Notes held by such Note holders, until the outstanding principal balance of such Notes has been paid in full;

•	fifth, after the Notes have been paid in full, to the Trustee for distribution to the holders of the Class B Notes (defined below), if any, accrued and unpaid interest on the Class B Notes in accordance with their terms;

•	sixth, after the Notes have been paid in full, to the Trustee for distribution to the holders of the Class B Notes, if any, the principal amount of the Class B Notes in accordance with their terms until the Class B Notes have been paid in full;

•	seventh, after the Notes have been paid in full, to the ratable payment of all other obligations under the Indenture until all such amounts are paid in full; and

•	eighth, after the Notes have been paid in full, to Royalty Sub, all remaining amounts.
Notwithstanding the foregoing, if funds in the Holdback Account are required to be transferred to the Collection Account and included in the Available Collections Amount on a Payment Date as described above, such funds will be transferred by the Trustee to the Collection Account for distribution to the Note holders to pay interest on and principal of the Notes (without premium or penalty) in the amount of such funds, allocated pro rata in proportion to the outstanding principal balance of the Notes held by such Note holders, before the Trustee has made any other distribution from the Collection Account. “Expenses” means any reasonable out-of-pocket fees, costs or expenses of Royalty Sub, including expenses of service providers and payments by Royalty Sub to third parties in respect of obligations for which indemnification payments have been received from the Company; provided, however, that, except as expressly provided in the Indenture, Expenses will not include the Quarterly Servicing Fee, any out-of-pocket expenses payable by Royalty Sub in connection with the issuance of Notes or any other amounts ranking pari passu with or junior to interest payable on the Notes in the priority of payments set forth above.
     If the Available Collections Amount on any Payment Date is insufficient to pay all of the interest due on a Payment Date, unless sufficient capital is contributed to Royalty Sub by the Company as described above, the shortfall in interest will accrue interest at the interest rate applicable to the Notes compounded quarterly. If such shortfall (and interest thereon) is not paid in full by the succeeding Payment Date, an “Event of Default” under the Indenture will occur. Events of Default under the Indenture include, but are not limited to, the following:
•	failure to pay interest on the Notes due on any Payment Date (other than the maturity date or any redemption date) within five days of such Payment Date, but only to the extent of the Available Collections Amount available for interest payments and any capital contributed to Royalty Sub by the Company;

•	failure to pay interest on the Notes due on any Payment Date (other than the maturity date, any redemption date or as set forth in the prior bullet point) in full by the next succeeding Payment Date, together with any additional accrued and unpaid interest on any interest not paid on the Payment Date on which it was originally due;

•	(i) failure to pay principal of the Notes on any Payment Date to the extent that funds in the Holdback Account are to be transferred to the Collection Account and included in the Available Collections Amount on such Payment Date, (ii) failure to pay principal and premium, if any, and accrued and unpaid interest on the Notes on the maturity date or (iii) failure to pay the redemption price on any redemption date;

•	failure to pay any amount (other than principal, premium, if any, and interest on the Notes) due and payable under the Indenture and the continuance of such default for a period of 30 or more days after written notice thereof is given to Royalty Sub by the Trustee;

•	(i) failure by Royalty Sub to comply in any material respect with certain covenants set forth in the Indenture, and written notice thereof being given to Royalty Sub by the Trustee at the written direction of Note holders of a majority of the outstanding principal balance of the Notes; or (ii) failure by Royalty Sub to comply in any material respect with any of the other covenants, obligations, conditions or provisions binding on it under the Indenture or the Notes (other than a payment default for which provision is made in the prior bullet points) if (in the case of this clause (ii) only) such failure continues for a period of 30 days or more after written notice thereof has been given to Royalty Sub by the Trustee at the written direction of Note holders of a majority of the outstanding principal balance of the Notes;

•	Royalty Sub becomes subject to a Voluntary Bankruptcy or an Involuntary Bankruptcy (each as defined in the Indenture);

•	any judgment or order for the payment of money in excess of $1,000,000 shall be rendered against Royalty Sub and either (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) there is any period of ten consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

•	the organizational documents creating Royalty Sub cease to be in full force and effect without replacement documents having the same terms being in full force and effect;

•	the Company shall have failed to perform in any material respect any of its covenants under the purchase and sale agreement or the pledge and security agreement described below; or

•	the GSK License Agreement shall be terminated or shall otherwise fail to be in full force and effect and such failure continues for a period of 30 days or more.
     The Indenture does not contain any financial covenants.

     During the Significant Subsidiary Period (defined below), however, upon the occurrence and continuance of an Event of Default with respect to the Notes, neither the Trustee nor the Note holders will have the right to accelerate the outstanding principal balance of the Notes. The Trustee may, however, but only at the direction of Note holders of a majority of the outstanding principal balance of the Notes, pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or, subject to the following paragraph, interest due on the Notes (but not outstanding principal of, premium, if any, or interest on the Notes that is not otherwise due) or to enforce the performance of any provision of the Notes, the Indenture or the pledge and security agreement described below, including, without limitation, foreclosure on the collateral as described in the Indenture. “Significant Subsidiary Period” means any period of time during which (i) Royalty Sub is a significant subsidiary (within the meaning of the Indenture dated as of March 16, 2005 between the Company and The Bank of New York Trust Company, N.A., a national banking association, as trustee (the “Convertible Notes Indenture”)), (ii) the notes issued under the Convertible Notes Indenture are outstanding in an aggregate principal amount greater than or equal to $10,000,000, (iii) no declaration of acceleration or automatic acceleration has been effected pursuant to the Convertible Notes Indenture and (iv) the Company has not become subject to the exercise of any remedy to collect the payment of the principal, the premium, if any, and any accrued cash interest on the notes issued under the Convertible Notes Indenture, in each case as evidenced in accordance with the purchase and sale agreement. The Indenture includes typical provisions regarding representations and warranties of Royalty Sub, affirmative and negative covenants of Royalty Sub, Events of Default and remedies, and provisions regarding the duties of the Trustee, indemnification of the Trustee, and other matters typically addressed in similar indentures.
     During the Significant Subsidiary Period, no proceeding, judicial or otherwise, may be brought to final judgment by one or more Note holders or the Trustee, individually or in the aggregate, for the payment of any amount of damages awarded in such judgment (including any post-judgment interest payable thereon) in excess of $10,000,000; provided, that (i) this limitation will not apply to any claims against the Company pursuant to the purchase and sale agreement, (ii) there is no limitation on the number of proceedings that may be brought in respect of separate Events of Default except that the amount of damages that may be awarded in all such proceedings during the Significant Subsidiary Period may not exceed $10,000,000 and (iii) if the Event of Default in respect of a failure to make payment upon final judgment in the Convertible Notes Indenture is modified such that the dollar threshold therein is changed, then the $10,000,000 figure set forth above will likewise be deemed to be changed to such changed dollar threshold. However, none of the restrictions described in this paragraph will affect the rights of the Note holders or the Trustee to foreclose on the collateral as provided in the Indenture.
     Royalty Sub has the ability, in certain circumstances, to refinance all of the Notes through the issuance of one or more new classes of notes (the “Refinancing Notes”). Royalty Sub also has the ability to issue subordinated Class B Notes under the Indenture (the “Class B Notes”), subject to certain conditions. No payments of interest, principal or premium, if any, may be made on any such Class B Notes until the Notes are paid in full.
     The Notes will be subject to redemption at the option of Royalty Sub on any Payment Date specified by Royalty Sub as provided below, (i) in whole but not in part, out of proceeds of any Refinancing Notes, the Available Collections Amount and any funds in the Holdback Account or the Capital Account or (ii) in whole or in part, out of amounts available in the redemption account established by the Servicer on behalf of Royalty Sub for such purpose, if any, including the proceeds of any Class B Notes but excluding in the case of a redemption in part any Available Collections Amount and any funds in the Holdback Account or the Capital Account, in each case, upon payment of the redemption price of the Notes to be redeemed (the “Redemption Price”), together with accrued and unpaid interest through the redemption date. The Redemption Price will be calculated as follows. If the applicable redemption of the Notes occurs on or prior to December 30, 2007, the Redemption Price will be equal to the greater of (x) the outstanding principal balance of the Notes being redeemed and (y) the present value, discounted at the rate on U.S. Treasury obligations with a comparable maturity to the remaining weighted average life of the Notes plus 1.0%, of the principal payment amounts and interest at the rate applicable to the Notes on the outstanding principal balance of the Notes. If the applicable redemption of the Notes occurs after December 30, 2007, the Redemption Price will be equal to the percentage of the outstanding principal balance of the Notes being redeemed specified below for the period in which the redemption occurs:

Payment Dates (between indicated dates)	Redemption Percentage
From March 30, 2008 to and including December 30, 2008	106%
From March 30, 2009 to and including December 30, 2009	103%
From March 30, 2010 and thereafter	100%
     Royalty Sub’s obligations to pay principal of and premium, if any, and interest on the Notes are obligations solely of Royalty Sub and are without recourse to any other person except to the extent (i) of the pledge of the equity ownership interests in Royalty Sub by the Company as security for the payment of the Notes or (ii) the Company is required to pay liquidated damages to the Trustee for the benefit of the Note holders for the breach of certain covenants made for the benefit of Royalty Sub as described below.
     To secure repayment of the Notes, Royalty Sub has, pursuant to the Indenture, granted a continuing security interest in all of its property and rights to the Trustee for the benefit of the Note holders, including the Royalty Payments, its rights under the purchase and sale agreement and any account held by the Trustee. In addition, the Company has pledged its equity ownership interests in Royalty Sub to the Trustee pursuant to a pledge and security agreement between the Company and the Trustee, and the Company and Royalty Sub agreed to certain covenants in the purchase and sale agreement that are intended to preserve the value of the Royalty Payments.
     The Company is required to deposit into the Collection Account, for the benefit of the Note holders, an amount (the “Liquidated Damages Amount”) equal to the then outstanding principal balance of the Notes plus unpaid accrued interest thereon (including any default interest and any interest on overdue principal or interest to the extent legally enforceable) upon (i) the Company’s failure during the Significant Subsidiary Period to perform in any material respect any of its covenants (described below) under the purchase and sale agreement or the pledge and security agreement (a “Liquidated Damages Event”) and (ii) receipt by the Company of written notice thereof from the Trustee (at the direction of Note holders of a majority of the outstanding principal balance of the Notes) that it is exercising its rights as third party beneficiary of the rights of Royalty Sub under the purchase and sale agreement with respect to such Liquidated Damages Event. The Liquidated Damages Amount will be payable in immediately available funds for deposit into the Collection Account, for the benefit of the Note holders, by the Company within two business days following the Liquidated Damages Event and the Company’s receipt of such written notice from the Trustee described above. Covenants of Company under the purchase and sale agreement include, but are not limited to: performing and complying with its obligations under the Principal Documents; enforcing its rights under the Principal Documents; not assigning, amending, modifying, supplementing or restating any Principal Document; not submitting a proposal to develop Argatroban for additional indications or exercising any of its co-promotion rights under the Principal Documents; and not terminating any of the Principal Documents. The purchase and sale agreement does not contain any financial covenants.

     The foregoing is a summary of the material terms of the Indenture. This summary does not purport to be complete, and is qualified by reference to the entire Indenture filed as Exhibit 4.1 to this Form 8-K.
Item 7.01 Regulation FD Disclosure.
     On February 6, 2007, the Company announced that its wholly-owned subsidiary Argatroban Royalty Sub LLC issued $60 million aggregate principal amount of its Argatroban PhaRMASM Secured 12% Notes due 2014. A copy of the press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

4.1	Indenture, dated as of February 6, 2007, between Royalty Sub and U.S. Bank National Association, as Trustee, including the form of Argatroban PhaRMASM Secured 12% Notes due 2014 attached as Exhibit A thereto.

99.1	Press Release dated February 6, 2007.
[SIGNATURE PAGE FOLLOWS]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: February 8, 2007	/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit
No.	Description

4.1	Indenture, dated as of February 6, 2007, between Royalty Sub and U.S. Bank National Association, as Trustee, including the form of Argatroban PhaRMASM Secured 12% Notes due 2014 attached as Exhibit A thereto.

99.1	Press Release dated February 6, 2007.